                                                                    Exhibit 4(b)

                             [FORM OF FACE OF NOTE]

NO. ___                                                           $_____________


[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                              SNAP-ON INCORPORATED

                       _____% NOTE DUE ______, SERIES ___

          SNAP-ON INCORPORATED, a Delaware corporation (herein referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of __________________ Dollars [or, insert applicable currency] on ___________.

          The Company will pay interest on the principal amount of this Security semi-annually at the rate of __% per annum. Interest Payment Dates are ________ and ________, and Regular Record Dates are ________ and ___________.

          [Insert provisions for Additional Amounts, if applicable.]

          Reference is made to the further provisions of this Security set forth herein, which will for all purposes have the same effect as if set forth at this place.

Dated:  _____________

                                        SNAP-ON INCORPORATED

                                        By:
                                           -------------------------------------
Attest:                                  (SEAL)


_________________________
Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

___________________, as
Trustee, certifies that
this is one of the Securities
referred to in the within-
mentioned Indenture.

By
  --------------------------------
      Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                              SNAP-ON INCORPORATED
                      ______% NOTE DUE ______, SERIES _____

          1. INTEREST. The Company promises to pay interest on the principal amount of this Security at the rate per annum set forth above. The Company will pay interest semi-annually on _______ __ and _______ __ of each year. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that the first interest payment date shall be _______ __, ____. The Company shall pay interest on overdue principal at the rate borne by this Security and it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     [Insert provisions on the payment of Additional Amounts, if applicable.]

          2. METHOD OF PAYMENT. The Company will pay interest [and Additional Amounts] on the Securities (except defaulted interest) to the Persons who are registered holders of the Securities ("Holders") at the close of business on the Regular Record Dates referred to on the other side of this Security. Holders of Securities must surrender them to a Paying Agent to collect principal payments. The Company will pay principal [, Additional Amounts] and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts [or, insert applicable currency]. The Company, at its option, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address. If a payment date is not a Business Day at a Place of Payment, payment may be made at that place on the next succeeding Business Day, and no interest on the amount payable on such payment date shall accrue for the intervening period.

          3. PAYING AGENT AND REGISTRAR. Initially, Firstar Trust Company, a Wisconsin state banking association (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The

Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

          4. INDENTURE. The Company issued the Securities under an Indenture dated as of ______ __, 199_ (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture "Act"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

          5. REDEMPTION. [IF APPLICABLE, INSERT -- The Securities of this series may not be redeemed prior to Maturity.]

          [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption [(1)] [IF APPLICABLE, INSERT -- on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, [and] (2)] [IF APPLICABLE, INSERT -- at any time [on or after __________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):
If redeemed on or before ____________, __%, and if redeemed] during the 12-month period beginning ___________ of the years indicated,

              Redemption                          Redemption
Year            Price           Year                Price
- ----          ----------        ----              ----------

and thereafter at a Redemption Price equal to __% of the principal amount, together in the case of any such redemption [IF APPLICABLE, INSERT -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [IF APPLICABLE, INSERT -- The Securities of this series are subject to redemption (1) on ___________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ___________ of the years indicated,

                   Redemption Price
                    for Redemption                 Redemption Price for
                  Through Operation                Redemption Otherwise
                        of the                    Than Through Operation
Year                 Sinking Fund                  of the Sinking Fund
- ----              -----------------               ----------------------




and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [The sinking fund for this series provides for the redemption on __________ in each year, beginning with the year ____ and ending with the year
____, of [not less than] $________ [("mandatory sinking fund") and not more than $_________] aggregate principal amount of the Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [DESCRIBE ORDER] order in which they become due.]]

          Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

          6. [REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture,[insert applicable repurchase options].]

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 and in integral multiples of $1,000 [or, insert applicable denomination]. A Holder may transfer or exchange Securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities with respect to any series may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series, and any existing default with respect to any series (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities of such series. Without the consent of any Holder of a particular series, the Indenture or the Securities with respect to such series may be amended (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, (c) to add any additional Events of Default for the benefit of the Holders, (d) to add to or change any of the provisions of the Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons, (e) to change or eliminate any of the provisions of the Indenture,

PROVIDED that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision,
(f) to secure the Securities pursuant to the requirements of the Indenture, or otherwise, (g) to establish the form or terms of the Securities as permitted by the Indenture, (h) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, (i) to cure any ambiguity or inconsistency, or to make any other provisions with respect to matters or questions arising under the Indenture, PROVIDED such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons, or (j) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to the Indenture, PROVIDED that any such action shall not adversely affect interests of the Holders of Securities of such series and any related coupons or any other series of Securities.

          [10. DEFEASANCE. The Indenture contains provisions that apply to the Securities of this series for defeasance at any time of (a) the entire indebtedness of the Company on the Securities of this series and (b) certain restrictive covenants and the related acceleration of payment provisions with respect to the Securities of this series, upon compliance by the Company with certain conditions set forth therein.]

          11. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the incurrence of Secured Debt by the Company or any of its Restricted Subsidiaries, the transfer of Principal Property by the Company or any of its Restricted Subsidiaries and Sale and Leaseback Transactions by the Company or any of its Restricted Subsidiaries.

          12. DEFAULTS AND REMEDIES. Under the Indenture, Events of Default with respect to any series of the Securities include: default in payment of any installment of interest on or any Additional Amounts payable with respect to any Security of that series for 30 days; default in payment of all or any part of the principal of (or premium, if any, on) any Security of that series; default in the deposit of any sinking fund payment when due; failure by the Company to comply with any of its other agreements in the Indenture or in the Securities (for 60 days after notice); certain defaults under and accelerations of other Indebtedness; certain final judgments which remain undischarged; and certain events of bank-ruptcy or insolvency. If an Event of Default with respect to any series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of that series may declare all the Securities of that series to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal (or premium, if any), interest or any Additional Amounts) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          13. TRUSTEE DEALINGS WITH COMPANY. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                    Snap-on Incorporated
                    2801-80th Street
                    Kenosha, Wisconsin 53141-1410
                    Attention: General Counsel

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below: I or we assign and transfer this Security to


- --------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint _________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------


Date:_______                       Your signature:
                                                   -----------------------------

                                   (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:
                     -----------------------------------------------------------
                              Member firm of the New York Stock Exchange or commercial bank or trust company having an office in the United States

                       [OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section _________ of the Indenture,

check the box   / /

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section ________ of the Indenture, state the amount you elect to have purchased:

$_______


Date:                         Your signature:
     -----------                             -----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Security)


                         Signature Guarantee:
                                             -----------------------------------
                                             Member firm of the New York Stock
                                             Exchange or commercial bank or
                                             trust company having an office in
                                             the United States]

                [SCHEDULE OF EXCHANGES FOR DEFINITIVE SECURITIES

          The following exchanges of a part of this Global Security for Definitive Securities have been made:




                                               Principal
                 Amount of      Amount of      Amount of
                 decrease       increase       this Global
               in Principal   in Principal      Security        Signature of
                 Amount of      Amount of       following        authorized
    Date of     this Global    this Global    such decrease      officer of
    Exchange     Security       Security      (or increase)       Trustee]
    --------   ------------   ------------    -------------     ------------